As filed with the Securities and Exchange Commission on August 4, 2005
                                              Registration Statement No. 333-___

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 GENE LOGIC INC.

             (Exact name of registrant as specified in its charter)


           Delaware                                     06-1411336
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             610 Professional Drive
                          Gaithersburg, Maryland 20879
          (Address of principal executive offices, including zip code)

                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                          F. Dudley Staples, Jr., Esq.
                                 Gene Logic Inc.
                             610 Professional Drive
                          Gaithersburg, Maryland 20879
                     (Name and Address of Agent for Service)

                                 (301) 987-1700
          (Telephone Number, including area code, of Agent for Service)

                                   Copies to:
                               Ariel Vannier, Esq.
                                   Venable LLP
                               575 7th Street N.W.
                              Washington, DC 20004

                         CALCULATION OF REGISTRATION FEE


                                                                                           Proposed maximum
                                                                   Proposed maximum       aggregate offering      Amount of
           Title of securities to be          Amount to be        offering price per             price           registration
                   registered                registered (1)            share (2)                                     fee
       ----------------------------------- -------------------- ------------------------ ---------------------- ---------------

          Common Stock, $.01 par value           325,000                $4.795                $1,558,375           $184.00

         (1) Includes 325,000 shares issuable under the Amended and Restated 1997 Non-Employee Directors' Stock Option Plan (the "Plan") of Gene Logic Inc. (the "Company" or the "Registrant"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

         (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 28, 2005 as reported on the Nasdaq National Market.




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



  INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
                     NOS. 333-53083, 333-80931 AND 333-92080

         The contents of Registration Statements on Form S-8 Nos. 333-53083, 333-80931 and 333-92080 filed with the Securities and Exchange Commission (the "SEC") on May 20, 1998, June 17, 1999 and July 8, 2002, respectively, are incorporated by reference herein.



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

       Exhibit No.            Description of Exhibit
  -----------------------     -------------------------------------------

           5.1                Opinion of Venable LLP.

           23.1               Consent of Ernst & Young LLP.

           23.2               Consent of Venable LLP (included in Exhibit 5.1).

            24 Power of Attorney (contained on the signature pages herein).

           10.6 1997 Non-Employee Directors' Stock Option Plan, as amended and restated.*


----------------

* Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on June 6, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 3, 2005.


                                 GENE LOGIC INC.


                                  By: /s/ Philip L. Rohrer, Jr.
                                     ___________________________
                                     Philip L. Rohrer, Jr.
                                     Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Rohrer, Jr. and Mark D. Gessler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       Signature                                               Title                                Date

                  /s/ MARK D. GESSLER                       Chief Executive Officer and President              August 3, 2005
   ---------------------------------------------------      (Principal Executive Officer)
                      Mark D. Gessler

               /s/ PHILIP L. ROHRER, JR.                    Chief Financial Officer (Principal                 August 3, 2005
   ---------------------------------------------------      Financial and Accounting Officer)
                   Philip L. Rohrer, Jr.

                 /s/ J. STARK THOMPSON                      Chairman of the Board                              August 3, 2005
   ---------------------------------------------------
                J. Stark Thompson, Ph.D.

                 /s/ MICHAEL J. BRENNAN                     Director                                           August 3, 2005
   ---------------------------------------------------
            Michael J. Brennan, M.D., Ph.D.

                    /s/ JULES BLAKE                         Director                                           August 3, 2005
   ---------------------------------------------------
                   Jules Blake, Ph.D.

              /s/ CHARLES L. DIMMLER, III                   Director                                           August 3, 2005
   ---------------------------------------------------
                Charles L. Dimmler, III

                  /s/ FRANK L. DOUGLAS                      Director                                           August 3, 2005
   ---------------------------------------------------
             Frank L. Douglas, M.D., Ph.D.

                  /s/ G. ANTHONY GORRY                      Director                                           August 3, 2005
   ---------------------------------------------------
                G. Anthony Gorry, Ph.D.


                                  EXHIBIT INDEX




     Exhibit No.            Description of Exhibit
-----------------------     -------------------------------------------

         5.1                Opinion of Venable LLP.

         23.1               Consent of Ernst & Young LLP.

         23.2               Consent of Venable LLP (included in Exhibit 5.1).

          24 Power of Attorney (contained on the signature pages herein).

         10.6 1997 Non-Employee Directors' Stock Option Plan, as amended and restated.*


* Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on June 6, 2005.



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